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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 18, 1998


                           LOCAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                            (State of Incorporation)


     001-13949                                          65-0424192
(Commission File No.)                      (I.R.S. Employer Identification No.)


              3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
               (Address of principal executive offices) (zip code)



        Registrant's telephone number, including area code: 405-841-2298


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ITEM 5. OTHER EVENTS.

         On June 18, 1998, Local Financial Corporation ("Local Financial") announced that its wholly-owned subsidiary, Local Federal Bank, F.S.B. ("Local Federal"), had entered into a definitive agreement to acquire BankSouth Corporation, a state bank holding company based in Lawton, Oklahoma ("BankSouth"). The acquisition is structured as a statutory share exchange of BankSouth's common stock for approximately $19.8 million cash and BankSouth's redeeming $770,000 of its preferred stock. The acquisition is subject to regulatory approval and approval of the BankSouth shareholders. BankSouth shareholders holding a majority of the voting stock have signed the definitive agreement. The acquisition is expected to close in late 1998 and to be accounted for as a purchase.

         The press release issued in connection with this announcement is filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibit:

         See Exhibit Index following the signature page of this report, which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           LOCAL FINANCIAL CORPORATION


Date:  June 18, 1998                         By: /s/Jan A. Norton
                                                -------------------------------
                                                Jan A. Norton, President



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                                  EXHIBIT INDEX

                                       TO

                             FORM 8-K CURRENT REPORT

                          DATE OF REPORT: JUNE 18, 1998


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                                                                           CONSECUTIVE
EXHIBIT NO.                DESCRIPTION                                      PAGE NO.
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
Exhibit 99                 Press Release dated June 18, 1998                   4
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